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Exhibit 23.3

Consent of Independent Certified Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 2011, relating to the financial statements of the Acquired Operations of Telwares, Inc. and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

March 12, 2012

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  Exhibit 23.3